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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports dated March 5, 1999 for Razorfish, Inc. and subsidiaries, March 5, 1999 for Spray Network AB and subsidiaries, March 5, 1999 for Avalanche Systems, Inc. and January 18, 1999 for Spray Ventures AB and subsidiaries included in or made a part of this registration statement on Form S-4.

New York, New York                             Arthur Andersen LLP

September 30, 1999